                                                                    EXHIBIT 99.1

              [LOGO OF STATION CASINOS INC.-Registered Trademark-]


CONTACT:       GLENN C. CHRISTENSON, (800) 544-2411
               EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/
               CHIEF ADMINISTRATIVE OFFICER
               STATION CASINOS, INC.

               ROD S. ATAMIAN, (800) 544-2411
               VICE PRESIDENT OF FINANCIAL SERVICES
               STATION CASINOS, INC.

               JACK TAYLOR,  (702) 221-6900
               DIRECTOR OF CORPORATE PUBLIC RELATIONS
               STATION CASINOS, INC.

FOR IMMEDIATE RELEASE:   JULY 20, 2000

                  STATION REPORTS EPS OF $0.33 POST-SPLIT;
                    PROVIDES UPDATE ON RECENT DEVELOPMENTS

     LAS VEGAS---Station Casinos, Inc. (NYSE: STN) today announced the results of its operations for the second quarter ended June 30, 2000.

          Highlights for the second quarter included the following:

          Record second quarter cash flow of $71.3 million, up 16 percent year-over-year;

          Record second quarter earnings per share of $0.33 (adjusted for a 3-for-2 stock split, effective July 17, 2000);

          Eight percent increase in Nevada cash flow to $53.2 million on a same-store basis;

          32 percent increase in Missouri cash flow to $22.6 million on a same-store basis;

          Agreement to acquire the Santa Fe Hotel & Casino in northwest Las
          Vegas.

          Station Casinos, Inc. ("Station" or "the Company") reported net revenues for the second quarter ended June 30, 2000, of $244.3 million, a four percent increase over the prior year's quarter. Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the Sunset equipment lease, increased 16 percent to $71.3 million compared to $61.6 million in the prior year. Earnings applicable to common stock increased to $20.7 million, or $0.33 per share, from $12.8 million, or $0.20 per share. The prior year's earnings per share exclude the effect on net income of $8.8 million related to a litigation settlement with Crescent Real Estate Equities, Inc. (NYSE: CEI). Including the litigation settlement, the Company reported earnings of $21.6 million, or $0.33 per share in the prior year's quarter.
                                     -more-

BALANCE SHEET ITEMS

     The Company's balance sheet reflected a decrease in total long-term debt (including construction payables) to $937.3 million, a $14.6 million decline from the period ended March 31, 2000. In addition to reducing borrowings under its bank revolver, the Company utilized its free cash flow from operations to fund $21.7 million in capital expenditures. The Company's trailing 12-month debt to EBITDA ratio (per the Company's Amended Bank Facility) continued its decline to 3.5. The Company recently completed a $375 million 9 7/8 percent senior subordinated notes offering. Proceeds from this offering reduced all amounts outstanding under the Company's Term Loan Agreement and the balance was used to reduce the Company's revolving credit facility.

NEVADA OPERATIONS

     Combined net revenues for the Company's Nevada operations increased three percent to $152.2 million, while EBITDA, adjusted for the Sunset equipment lease, increased eight percent to $53.2 million. Cash flow margins for the quarter increased to 35 percent from 33 percent in the prior year's quarter. The strong results for the quarter were largely due to a four percent increase in gaming revenue, and continued reduction in operating costs. "We continue to see the benefits of our brand strategy in appealing to Las Vegas residents. We expect our recent acquisitions to further strengthen our brand and afford our customers even greater convenience and choice," said Glenn C. Christenson, executive vice president and chief financial officer.

MISSOURI OPERATIONS

     The Company's Missouri operations reported an increase in combined net revenues of four percent from the prior year's quarter to $80.1 million, while EBITDA increased 32 percent to $22.6 million. The increase in EBITDA is primarily attributable to continued improvement in operating margins at both Station Casino Kansas City (SCKC) and Station Casino St. Charles (SCSC).
 The margin improvement at SCSC is primarily related to the consolidation and streamlining of operations onto a single gaming barge. Net revenues at SCKC increased four percent to $50.1 million for the quarter while EBITDA increased 22 percent to $14.9 million. At SCSC, net revenues increased three percent from the prior year's quarter to $30.0 million, while EBITDA increased 57 percent to $7.7 million.

                                    -more-

RECENT DEVELOPMENTS

     The Company announced a repositioning strategy that will focus on the Las Vegas locals' market. (See accompanying release.) Highlights of the repositioning include:

     A definitive agreement to acquire the Fiesta Casino Hotel in North Las Vegas, Nevada, from the Fiesta Hotel Corporation, a subsidiary of Joe G. Maloof & Company, Inc. ("Maloof"). The purchase price of $185 million includes a non-compete agreement with Maloof, Fiesta and certain members of the Maloof family. The transaction is expected to close by January 31, 2001.

     A definitive agreement to acquire the Santa Fe Hotel & Casino in Las Vegas, Nevada, from Santa Fe Hotel, Inc. (SFHI), a subsidiary of Santa Fe Gaming Corporation (SFGC). The purchase price of $205 million includes substantially all of the assets of the Santa Fe Hotel & Casino, an option to acquire an adjacent 21-acre parcel of real property, and a non-compete agreement with SFGC and SFHI. The transaction is expected to close in the fourth quarter of 2000.

     A definitive agreement to sell Station Casino St. Charles and Station Casino Kansas City to a group led by John Finamore, president of Station's Midwest operations, and William W. Warner, the company's vice president of finance.

     The appointment of Lorenzo J. Fertitta as president of Station Casinos, Inc. Lorenzo Fertitta has been a member of the board of directors since 1991.

     The appointment of Don Marrandino as president of East Las Vegas operations and Kevin Kelley as president of West Las Vegas operations.

     Completion of all acquisitions and dispositions is subject to regulatory approvals in Nevada and Missouri.

     On July 7, 2000, the board of directors of the Company established a special committee of independent members of the board to monitor the ongoing Missouri investigations of matters relating to Michael Lazaroff. Lazaroff recently pled guilty to three felonies, including defrauding his law firm by withholding bonus payments from his partners, defrauding clients -- including Station Casinos -- through improper billing, and federal election law violations. In connection with the ongoing investigations related to certain bonus payments made between 1994 and 1996 to Lazaroff, Frank J. Fertitta III, chairman and chief executive officer, and Glenn C. Christenson, executive vice president and chief financial officer, recently received subpoenas to testify before a federal grand jury in the western district of Missouri. No date for the testimony is presently scheduled.

                                    -more-

STOCK SPLIT

     On July 17, 2000 the Company's previously announced three-for-two stock split became effective. Adjusted for the stock split, the Company has been authorized to purchase 9,482,484 shares of common stock (of which 3,268,110 have already been purchased) under its stock buy-back program.

     Station Casinos, Inc. is a multi-jurisdictional gaming company that owns and operates the Palace Station Hotel & Casino, the Boulder Station Hotel & Casino, the Texas Station Gambling Hall & Hotel, and the Wild Wild West Gambling Hall & Hotel in Las Vegas, Nev., Sunset Station Hotel & Casino in Henderson, Nev., as well as slot machine route management services in Clark County, Nev. Station Casinos, Inc. also owns and operates Station Casino St. Charles, a gaming and entertainment facility in St. Charles, Mo., and Station Casino Kansas City, a gaming and entertainment facility in Kansas City, Mo.

     This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties including, but not limited to, changes in the financial markets, licensing and other regulatory risks, competition from other gaming operations, and construction risks. Further information on potential factors which could affect the business, financial condition, and results of operations of the Company and its subsidiaries, are included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and its Registration Statement on Form S-4 File No. 333-71227. The Company's 1999 Annual Report is available to view on its website at http://www.stationcasinos.com.

                                        -30-